SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 24, 2007
Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)

WI
(State or Other Jurisdiction of Incorporation)

00020006	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin 57303
(Address of Principal Executive Office) (Zip Code)

608-252-8982
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Anchor BanCorp Wisconsin Inc., announced that its Board of Directors has approved an additional common stock repurchase program. The program, which runs through July 25, 2008, authorizes the repurchase of up to an additional 5% of its common stock, representing approximately 1,068,000 outstanding shares. There are approximately 580,000 shares remaining on the current repurchase authorization. With the additional authorization, the total amount authorized for repurchase amounts to approximately 1,650,000 shares. Although the Company may not repurchase all of its shares within the allotted time period, the program will allow the Company to repurchase its shares as opportunities arise at prevailing market prices in open market or privately negotiated transactions. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

For additional information, see press release of Anchor Bancorp Wisconsin Inc. dated July 24, 2007 included as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #	DESCIPTION
99.1	Press Release of Anchor BanCorp Wisconsin Inc. dated July 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPANY NAME

By:	/s/ Dale Ringgenberg
Senior VP, CFO
Date: July 25, 2007

EXHIBIT INDEX

EXHIBIT #	DESCIPTION